POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Robert Connolly, Howard Surloff, Denis Molleur, Vincent Tritto, Brian Kindelan, Alice Pellegrino, Brian Stewart, Edward Baer and Bartholomew Battista as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting securities of the closed-end registered investment companies advised by BlackRock Advisors, LLC.

                  This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned.

                  IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 30th day of November 2006.





                                           By: /s/ Donald Burke
                                               ---------------------
                                               Donald Burke